Exhibit 99.1

Delta Corp Holdings Limited Advances Merger and Share Exchange with Coffee Holding Co., Inc. with Confidential Submission of Registration Statement

Staten Island, NY and London, United Kingdom, April 17, 2023 — Coffee Holding Co., Inc. (NASDAQ: JVA) (“Coffee Holding”), a publicly traded integrated wholesale coffee roaster and dealer located in the United States, and Delta Corp Holdings Limited (“Delta”), a privately held holding company engaged in logistics, fuel supply and asset management related services, primarily servicing the international supply chains of commodity, energy and capital goods producers, announced the confidential submission with the U.S. Securities and Exchange Commission (“SEC”) of a draft registration statement on Form F-4.

As previously announced, on September 30, 2022, Coffee Holding entered into a merger and share exchange agreement (the “definitive agreement”), dated September 29, 2022, with Delta, whereby Coffee Holding and Delta will each become wholly owned subsidiaries of Delta Corp Holdings Limited, a newly created holding company incorporated under the laws of the Cayman Islands (“Pubco”). The closing of the transactions contemplated by the definitive agreement is subject to certain conditions, including, without limitation, the approval of the stockholders of Coffee Holding and the approval of the listing of the ordinary shares of Pubco on the Nasdaq Stock Market. Delta shareholders will become the majority shareholders of Pubco following these transactions.

About Coffee Holding

Founded in 1971, Coffee Holding is a leading integrated wholesale coffee roaster and dealer in the United States and one of the few coffee companies that offers a broad array of coffee products across the entire spectrum of consumer tastes, preferences and price points. Coffee Holding’s product offerings consist of eight proprietary brands, each targeting a different segment of the consumer coffee market as well as roasting and blending coffees for major wholesalers and retailers throughout the United States who want to have products under their own names to compete with national brands. In addition to selling roasted coffee, Coffee Holding also imports green coffee beans from around the world which it resells to smaller regional roasters and coffee shops throughout the United States and Canada.

About Delta

Delta is a fully integrated global business engaged in logistics, fuel supply and asset management related services, primarily servicing the international supply chains of commodity, energy, and capital goods producers. Delta operates its business through three segments: Bulk Logistics, Energy Logistics and Asset Management. Delta’s Bulk Logistics division is an asset-light third-party logistics provider of freight forwarding, ocean transportation, mine-to-port, and related services connecting producers of commodities, agriculture products, capital goods and energy to end users. Delta’s Energy Logistics operations provides its customers with industry leading fuels, lubricants and carbon offset products with a focus on environmental impact. Delta also offers Asset Management services to the marine transportation and offshore oil and gas industries. Delta’s business model is asset-light, and its service offerings facilitate the global trade of energy, raw materials, intermediate goods, and agricultural products. Delta is a multinational business with offices throughout Europe, the Middle East, Africa and Asia. For more information, please see Delta’s website at www.wearedelta.com.

Additional Information and Where to Find It

In connection with the proposed business combination, Pubco has confidentially submitted a registration statement on Form F-4 to the SEC (as amended, the “Registration Statement”), which includes a preliminary prospectus with respect to Pubco’s securities to be issued in connection with the proposed business combination and a preliminary proxy statement to be distributed to holders of JVA’s common stock in connection with JVA’s solicitation of proxies for the vote by JVA’s stockholders with respect to the proposed business combination and other matters to be described in the Registration Statement. Pubco intends to file the Registration Statement with the SEC. The Registration Statement is not yet filed and has not been declared effective by the SEC. After the Registration Statement is declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to stockholders of JVA as of the record date in the future to be established for voting on the proposed business combination and will contain important information about the proposed business combination and related matters. INVESTORS AND SECURITY HOLDERS OF JVA AND OTHER INTERESTED PERSONS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Upon the future filing of the Registration Statement, security holders and other interested persons will be able to obtain free copies of the preliminary proxy statement/prospectus, definitive proxy statement/prospectus, and other relevant material (in each case when available) at the website maintained by the SEC at www.sec.gov. or by directing a request to: Coffee Holding Co., Inc. 3475 Victory Boulevard, Staten Island, New York 10314, Attn: Andrew Gordon, Chief Executive Officer.

Participants in the Solicitation

Coffee Holding and its directors, executive officers and certain other members of management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from the stockholders of Coffee Holding with respect to the proposed transaction and related matters. Information about the directors and executive officers of Coffee Holding, including their ownership of shares of Coffee Holding common stock, is included in Coffee Holding’s Annual Report on Form 10-K for the year ended October 31, 2022, which was filed with the SEC on March 29, 2023. Additional information regarding the persons or entities who may be deemed participants in the solicitation of proxies from Coffee Holding stockholders, including a description of their interests in the proposed merger by security holdings or otherwise, will be included in the proxy statement/prospectus and other relevant documents to be filed with the SEC when they become available. The directors and officers of Delta do not currently hold any interests, by security holdings or otherwise, in Coffee Holding.

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No Offer or Solicitation

This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such other jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

No Assurances

There can be no assurance of the completion of the proposed business combination, nor subject to and following such completion, the realization of potential benefits of the proposed business combination.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction between Pubco, Coffee Holding and Delta. All statements other than statements of historical facts contained in this press release, including statements regarding Pubco’s, Coffee Holding’s or Delta’s future results of operations and financial position, Pubco’s, Coffee Holding’s and Delta’s business strategy, prospective costs, timing and likelihood of success, plans and objectives of management for future operations, future results of current and anticipated operations of Pubco, Coffee Holding and Delta, and the expected value of the combined company after the transactions, are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, but not limited to, the following risks relating to the proposed transaction: the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of Coffee Holding’s securities; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; the inability to complete the transactions contemplated by the transaction agreement, including due to failure to obtain approval of the stockholders of Coffee Holding or other conditions to closing in the definitive agreement; the inability to obtain or maintain the listing of Pubco ordinary shares on Nasdaq following the proposed transaction; the risk that the proposed transaction disrupts current plans and operations of Coffee Holding as a result of the announcement and consummation of the proposed transaction; the ability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth economically and hire and retain key employees; costs related to the proposed transaction; changes in applicable laws or regulations; the possibility that Pubco, Delta or Coffee Holding may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties to be identified in the proxy statement/prospectus (when available) relating to the proposed transaction, including those under “Risk Factors” therein, and in other filings with the SEC made by Pubco and Coffee Holding. Moreover, Pubco, Delta and Coffee Holding operate in very competitive and rapidly changing environments. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond Pubco’s, Delta’s and Coffee Holding’s control, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, Pubco, Delta and Coffee Holding assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. None of Pubco, Delta or Coffee Holding gives any assurance that either Delta or Coffee Holding or Pubco will achieve its expectations.

For further information, contact:

Coffee Holding Co., Inc.

Andrew Gordon

President & CEO

(718) 832-0800

Delta Corp Holdings Limited

Joseph Nelson

Chief Financial Officer

Phone: +44 0203 753 5598

Email: ir@wearedelta.com

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